NEWS FROM LAKELAND FINANCIAL CORPORATION
FOR IMMEDIATE RELEASE

Contact
Lisa M. O'Neill
Executive Vice President and Chief Financial Officer
(574) 267-9125
lisa.oneill@lakecitybank.com

Lakeland Financial Reports Record Performance
Third Quarter Net Income of $20.6 million, Increases 30% From a Year Ago

Warsaw, Indiana (October 25, 2018) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported record quarterly net income of $20.6 million for the three months ended September 30, an increase of 30% versus $15.8 million for the third quarter of 2017. Diluted earnings per share increased 29% to $0.80 for the third quarter of 2018, versus $0.62 for the third quarter of 2017, also representing a record quarter for the company and its shareholders. On a linked quarter basis, net income increased by 2% and diluted earnings per share increased 3%. Net income increased $428,000 from $20.1 million in the second quarter ended June 30, 2018 and diluted earnings per share increased $0.02 from $0.78.

The company further reported record net income of $59.0 million for the nine months ended September 30, 2018 versus $45.7 million for the comparable period of 2017, an increase of 29%. Diluted net income per common share was also a record for the period and increased 29% to $2.30 for the nine months ended September 30, 2018 versus $1.78 for the comparable period of 2017.

David M. Findlay, President and CEO commented, "With record net income for the quarter and the first nine months of 2018, the Lake City Bank team continues a strong 2018. We are particularly pleased with the strong revenue growth in the quarter. With a 12% growth in revenue, it's clear that our relationship driven business model is working. We benefited from a significant increase in fee-based services within our Commercial and Wealth Advisory business units, which complimented our healthy expansion in the net interest margin."

Highlights for the quarter are noted below.
3rd Quarter 2018 versus 3rd Quarter 2017 highlights:

•	Return on average equity of 16.6%, up from 13.7% a year ago
•	Organic average loan growth of $220 million or 6%
•	Average deposit growth of $309 million or 8%
•	Net interest income increase of $3.3 million or 10%
•	Net interest margin increase of 7 basis points to 3.42%
•	Noninterest income increase of $936,000, or 10%
•	Revenue growth of $4.2 million, or 10%
•	Total equity and tangible common equity[1] increase of $36 million and $35 million, respectively, or 8%

1 Non-GAAP financial measure – see "Reconciliation of Non-GAAP Financial Measures."

3rd Quarter 2018 versus 2nd Quarter 2018 highlights:

•	Return on average assets of 1.72%, up from 1.70%
•	Core deposit growth of $124 million or 3%
•	Net interest income growth of $392,000 or 1%
•	Noninterest income increase of $740,000 or 8%
•	Revenue growth of $1.1 million or 2%
•	Reduced provision expense of $600,000 or down by 35%
•	Reduced watch list loans of $17.5 million or 8%
•	Average equity increase of $13.9 million or 3%

As announced on October 9, 2018, the board of directors approved a cash dividend for the third quarter of $0.26 per share, payable on November 5, 2018, to shareholders of record as of October 25, 2018. The third quarter dividend per share represents an 18% increase over the third quarter 2017 dividend of $0.22 per share.

Return on average total equity for the third quarter of 2018 was 16.55%, compared to 13.71% in the third quarter of 2017 and 16.86% in the linked second quarter of 2018. Return on average total equity for the first nine months of 2018 was 16.42%, compared to 13.73% in the same period of 2017. Return on average assets for the third quarter of 2018 was 1.72%, compared to 1.41% in the third quarter of 2017 and 1.70% in the linked second quarter of 2018. Return on average assets for the first nine months of 2018 was 1.67% compared to 1.39% in the same period of 2017. The company's total capital as a percent of risk-weighted assets was 14.14% at September 30, 2018, compared to 13.58% at September 30, 2017 and 13.76% at June 30, 2018. The company's tangible common equity to tangible assets ratio1 was 10.41% at September 30, 2018, compared to 10.32% at September 30, 2017 and 10.15% at June 30, 2018.

Average total loans for the third quarter of 2018 were $3.84 billion, an increase of $220.0 million, or 6%, versus $3.62 billion for the third quarter 2017. On a linked quarter basis, total average loans were unchanged at $3.8 billion. Total loans outstanding grew $207.9 million, or 6%, from $3.64 billion as of September 30, 2017 to $3.84 billion as of September 30, 2018.

Findlay noted, "The overall strength of economic conditions in our markets is reflected in the 6% loan growth we experienced over the last year. We are pleased with our gross originations, which have been strong this year. We continue to experience higher than normal levels of loan payoffs in the agricultural and commercial real estate portfolios as long term, non-bank financing alternatives have emerged for these segments. In addition, the commercial and industrial portfolio has been impacted by large payoffs due to consolidations and business sales."

Average total deposits for the third quarter of 2018 were $4.03 billion, an increase of $309.1 million, or 8%, versus $3.72 billion for the third quarter of 2017. Total deposits grew $141.9 million, or 4%, from $3.87 billion as of September 30, 2017 to $4.02 billion as of September 30, 2018. In addition, total core deposits, which exclude brokered deposits, increased $255.0 million, or 7%, from $3.58 billion at September 30, 2017 to $3.84 billion at September 30, 2018 due to growth in commercial deposits of $115.8 million or 13%, growth in public fund deposits of $100.8 million or 9% and growth in retail deposits of $38.4 million or 3%. On a linked quarter basis, core deposits increased by $123.9 million or 3% due to growth in commercial deposits of $89.0 million, growth in public funds deposits of $25.6 million and retail deposit growth of $9.6 million.

1 Non-GAAP financial measure – see "Reconciliation of Non-GAAP Financial Measures."

The company's net interest margin increased seven basis points to 3.42% for the third quarter of 2018 compared to 3.35% for the third quarter of 2017 and was unchanged from the second quarter of 2018.  The higher margin in the third quarter of 2018 was due to higher yields on loans, partially offset by a higher cost of funds, which was driven by the Federal Reserve Bank increasing the target Federal Funds Rate in mid-March 2018, mid-June 2018 and late September 2018. Net interest income increased $3.3 million, or 10%, to $37.9 million for the third quarter of 2018, versus $34.6 million in the third quarter of 2017 due to both growth in loans and deposits as well as expanding net interest margin. Net interest income increased by $11.2 million or 11% for the nine months ended September 30, 2018 as compared to the first nine months of 2017 due to both net interest margin expansion and volume growth. The company's net interest margin for the nine months ended September 30, 2018 was 3.40% compared to 3.32% in the prior year nine-month period.

The company recorded a provision for loan losses of $1.1 million in the third quarter of 2018 compared to $450,000 for the third quarter 2017 and down from $1.7 million during the linked second quarter of 2018. The company's allowance for loan losses as of September 30, 2018 was $48.3 million compared to $45.5 million as of September 30, 2017 and $47.7 million as of June 30, 2018. The allowance for loan losses represented 1.26% of total loans as of September 30, 2018 versus 1.25% at September 30, 2017 and 1.24% as of June 30, 2018.

Net charge offs for the quarter were $463,000 versus net recoveries of $484,000 in the third quarter of 2017 and net recoveries of $379,000 during the linked second quarter 2018. Annualized net charge offs to average loans were 0.05% for the third quarter of 2018 compared to net recoveries of 0.05% for the third quarter of 2017 and net recoveries of 0.04% for the second quarter of 2018. On a year-to-date basis, net charge offs to average loans were 0.17% compared to net recoveries of 0.02% for the first nine months of 2017.

Nonperforming assets increased $2.3 million, or 22%, to $12.8 million as of September 30, 2018 versus $10.5 million as of September 30, 2017 due to an increase in nonaccrual loans. On a linked quarter basis, nonperforming assets were $128,000 lower than the $12.9 million reported as of June 30, 2018. The ratio of nonperforming assets to total assets at September 30, 2018 increased to 0.27% from 0.24% at September 30, 2017.

"Asset quality trends remain stable with continued healthy economic performance in our Lake City Bank footprint. We are pleased with the reduction in watch list loans during the quarter as compared to the second quarter 2018," noted Findlay.

The company's noninterest income increased $936,000, or 10%, to $10.4 million for the third quarter of 2018, compared to $9.5 million for the third quarter of 2017. On a linked quarter basis, noninterest income increased by $740,000 or 8%. For the nine months ended September 30, 2018, the company's noninterest income increased 13% to $30.0 million compared to $26.5 million in the prior year period. Noninterest income was positively impacted for both the three- and nine-month periods ended September 30, 2018 by increases in service charges on deposit accounts primarily related to business accounts, loan and service fees, and wealth advisory and brokerage fees due to continued growth of client relationships.

Findlay commented, "We are pleased with the double digit growth in noninterest income on a quarter and year to date basis as compared to the same periods for 2017. This performance reflects strong growth in commercial deposit service charge income, loan and service fee income and wealth advisory fee income."

The company's noninterest expense increased $1.7 million, or 9%, to $22.0 million in the third quarter of 2018, compared to $20.3 million in the third quarter of 2017. On a linked quarter basis, noninterest expense increased by $1.7 million or 9%. For the nine months ended September 30, 2018, the company's noninterest expense increased by $3.8 million or 6% to $63.5 million compared to $59.7 million in the prior year period. Salaries and employee benefits increased during 2018 primarily due to an increase to the company's minimum hiring wage, normal merit increases and increased health insurance cost. Data processing fees also increased during 2018 primarily due to the company's continued investment in technology-based solutions. Corporate and business development expense decreased during 2018 primarily due to a reduction in charitable contributions as well as lower advertising expenses.

The company's efficiency ratio was 45.5% for the third quarter of 2018, compared to 45.9% for the third quarter of 2017 and 42.9% for the linked second quarter of 2018. The company's efficiency ratio was 44.8% for the nine months ended September 30, 2018 down from 47.0% in the prior year period due to revenue growth outpacing expense growth.

The effective tax rate for the third quarter 2018 was 18.5%, compared to 32.4% for the third quarter 2017 and reflects the effect of the Tax Cuts and Jobs Act, which lowered the company's federal tax rate to 21% from 35% effective January 1, 2018. The effective tax rate for the nine months ended September 30, 2018 was 18.1% compared with 31.0% in the prior year period. Through the preparation of the Company's 2017 corporate tax return and the completion of cost segregation studies on new construction projects, the Company was able to recognize a permanent tax savings of approximately $400,000, which was finalized and recognized during the third quarter of 2018.

Lakeland Financial Corporation is a $4.8 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank, its single bank subsidiary, is the fourth largest bank headquartered in the state, and the largest bank 100% invested in Indiana. Lake City Bank operates 49 offices in Northern and Central Indiana, delivering technology-driven and client-centric financial services solutions to individuals and businesses.

Information regarding Lakeland Financial Corporation may be accessed on the home page of its subsidiary, Lake City Bank, at lakecitybank.com. The company's common stock is traded on the Nasdaq Global Select Market under "LKFN." In addition to the results presented in accordance with generally accepted accounting principles in the United States, this earnings release contains certain non-GAAP financial measures. The company believes that providing non-GAAP financial measures provides investors with information useful to understanding the company's financial performance. Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on "tangible common equity" which is "common stockholders' equity" excluding intangible assets, net of deferred tax and "tangible assets" which is "assets" excluding intangible assets, net of deferred tax. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent are included in the attached financial tables where the non-GAAP measures are presented.

This document contains, and future oral and written statements of the company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "continue," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. The company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and, accordingly, the reader is cautioned not to place undue reliance on any forward-looking statements made by the company. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the company undertakes no obligation to update any statement in light of new information or future events. Numerous factors could cause the company's actual results to differ from those reflected in forward-looking statements, including trade policy and those identified in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K.

LAKELAND FINANCIAL CORPORATION
THIRD QUARTER 2018 FINANCIAL HIGHLIGHTS
	Three Months Ended			Nine Months Ended
(Unaudited – Dollars in thousands, except per share data)	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
END OF PERIOD BALANCES	2018	2018	2017	2018	2017
Assets	$4,757,619	$4,760,869	$4,454,236	$4,757,619	$4,454,236
Deposits	4,015,924	3,934,953	3,873,990	4,015,924	3,873,990
Brokered Deposits	176,927	219,901	289,991	176,927	289,991
Core Deposits	3,838,997	3,715,052	3,583,999	3,838,997	3,583,999
Loans	3,843,125	3,858,713	3,635,252	3,843,125	3,635,252
Allowance for Loan Losses	48,343	47,706	45,497	48,343	45,497
Total Equity	498,541	486,484	462,516	498,541	462,516
Goodwill net of deferred tax assets	3,790	3,793	3,110	3,790	3,110
Tangible Common Equity (1)	494,751	482,691	459,406	494,751	459,406
AVERAGE BALANCES
Total Assets	$4,748,953	$4,739,163	$4,464,568	$4,731,769	$4,390,635
Earning Assets	4,451,449	4,448,240	4,196,041	4,440,493	4,135,885
Investments	569,567	560,484	536,444	558,784	527,740
Loans	3,837,595	3,839,441	3,617,624	3,823,153	3,571,459
Total Deposits	4,025,398	4,092,145	3,716,303	4,070,565	3,678,897
Interest Bearing Deposits	3,167,135	3,266,808	2,923,118	3,228,768	2,906,159
Interest Bearing Liabilities	3,363,583	3,409,138	3,189,288	3,379,929	3,148,862
Total Equity	493,145	479,291	458,074	480,896	445,181
INCOME STATEMENT DATA
Net Interest Income	$37,925	$37,533	$34,620	$111,681	$100,500
Net Interest Income-Fully Tax Equivalent	38,397	37,973	35,433	112,998	102,785
Provision for Loan Losses	1,100	1,700	450	6,100	1,150
Noninterest Income	10,433	9,693	9,497	30,005	26,547
Noninterest Expense	22,009	20,274	20,269	63,485	59,669
Net Income	20,570	20,142	15,825	59,048	45,703
PER SHARE DATA
Basic Net Income Per Common Share	$0.81	$0.80	$0.63	$2.33	$1.82
Diluted Net Income Per Common Share	0.80	0.78	0.62	2.30	1.78
Cash Dividends Declared Per Common Share	0.26	0.26	0.22	0.74	0.63
Dividend Payout	32.50%	33.33%	35.48%	32.17%	35.39%
Book Value Per Common Share (equity per share issued)	19.70	19.23	18.36	19.70	18.36
Tangible Book Value Per Common Share (1)	19.55	19.08	18.23	19.55	18.23
Market Value – High	51.25	51.15	49.22	51.76	49.22
Market Value – Low	46.35	45.15	41.30	45.01	39.68
Basic Weighted Average Common Shares Outstanding	25,301,033	25,293,329	25,193,894	25,284,085	25,176,593
Diluted Weighted Average Common Shares Outstanding	25,745,151	25,709,216	25,656,403	25,719,693	25,640,742
KEY RATIOS
Return on Average Assets	1.72%	1.70%	1.41%	1.67%	1.39%
Return on Average Total Equity	16.55	16.86	13.71	16.42	13.73
Average Equity to Average Assets	10.38	10.11	10.26	10.16	10.14
Net Interest Margin	3.42	3.42	3.35	3.40	3.32
Efficiency (Noninterest Expense / Net Interest Income plus Noninterest Income)	45.51	42.93	45.94	44.81	46.97
Tier 1 Leverage (2)	11.31	11.01	10.92	11.31	10.92
Tier 1 Risk-Based Capital (2)	12.97	12.61	12.42	12.97	12.42
Common Equity Tier 1 (CET1) (2)	12.24	11.88	11.65	12.24	11.65
Total Capital (2)	14.14	13.76	13.58	14.14	13.58
Tangible Capital (1) (2)	10.41	10.15	10.32	10.41	10.32
ASSET QUALITY
Loans Past Due 30 - 89 Days	$13,476	$1,612	$1,935	$13,476	$1,935
Loans Past Due 90 Days or More	0	0	73	0	73
Non-accrual Loans	12,337	12,773	10,279	12,337	10,279
Nonperforming Loans (includes nonperforming TDR's)	12,337	12,773	10,352	12,337	10,352
Other Real Estate Owned	316	10	115	316	115
Other Nonperforming Assets	111	108	40	111	40
Total Nonperforming Assets	12,763	12,891	10,507	12,763	10,507
Performing Troubled Debt Restructurings	3,512	3,402	5,601	3,512	5,601
Nonperforming Troubled Debt Restructurings (included in nonperforming loans)	7,313	7,666	7,946	7,313	7,946
Total Troubled Debt Restructurings	10,825	11,068	13,547	10,825	13,547
Impaired Loans	20,906	16,931	16,679	20,906	16,679
Non-Impaired Watch List Loans	175,400	196,880	145,655	175,400	145,655
Total Impaired and Watch List Loans	196,306	213,811	162,334	196,306	162,334
Gross Charge Offs	581	128	170	5,686	935
Recoveries	118	507	654	808	1,564
Net Charge Offs/(Recoveries)	463	(379)	(484)	4,878	(629)
Net Charge Offs/(Recoveries) to Average Loans	0.05%	(0.04)%	(0.05)%	0.17%	(0.02)%
Loan Loss Reserve to Loans	1.26%	1.24%	1.25%	1.26%	1.25%
Loan Loss Reserve to Nonperforming Loans	391.92%	373.49%	439.51%	391.92%	439.51%
Loan Loss Reserve to Nonperforming Loans and Performing TDR's	305.03%	294.94%	285.20%	305.03%	285.20%
Nonperforming Loans to Loans	0.32%	0.33%	0.28%	0.32%	0.28%
Nonperforming Assets to Assets	0.27%	0.27%	0.24%	0.27%	0.24%
Total Impaired and Watch List Loans to Total Loans	5.11%	5.54%	4.47%	5.11%	4.47%
OTHER DATA
Full Time Equivalent Employees	549	553	537	549	537
Offices	49	49	49	49	49

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Financial Measures"
(2) Capital ratios for September 30, 2018 are preliminary until the Call Report is filed.

CONSOLIDATED BALANCE SHEETS (in thousands except share data)
	September 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Cash and due from banks	$151,127	$140,402
Short-term investments	31,193	35,778
Total cash and cash equivalents	182,320	176,180

Securities available for sale (carried at fair value)	570,568	538,493
Real estate mortgage loans held for sale	3,488	3,346

Loans, net of allowance for loan losses of $48,343 and $47,121	3,794,782	3,771,338

Land, premises and equipment, net	57,644	56,466
Bank owned life insurance	76,998	75,879
Federal Reserve and Federal Home Loan Bank stock	13,772	13,772
Accrued interest receivable	15,802	14,093
Goodwill	4,970	4,970
Other assets	37,275	28,439
Total assets	$4,757,619	$4,682,976

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Noninterest bearing deposits	$880,363	$885,622
Interest bearing deposits	3,135,561	3,123,033
Total deposits	4,015,924	4,008,655

Borrowings
Federal funds purchased	20,000	0
Securities sold under agreements to repurchase	77,352	70,652
Federal Home Loan Bank advances	80,000	80,030
Subordinated debentures	30,928	30,928
Total borrowings	208,280	181,610

Accrued interest payable	8,742	6,311
Other liabilities	26,132	17,733
Total liabilities	4,259,078	4,214,309

STOCKHOLDERS' EQUITY
Common stock: 90,000,000 shares authorized, no par value
25,301,732 shares issued and 25,129,796 outstanding as of September 30, 2018
25,194,903 shares issued and 25,025,933 outstanding as of December 31, 2017	111,045	108,862
Retained earnings	404,394	363,794
Accumulated other comprehensive income/(loss)	(13,276)	(670)
Treasury stock, at cost (2018 - 171,936 shares, 2017 - 168,970 shares)	(3,711)	(3,408)
Total stockholders' equity	498,452	468,578
Noncontrolling interest	89	89
Total equity	498,541	468,667
Total liabilities and equity	$4,757,619	$4,682,976

CONSOLIDATED STATEMENTS OF INCOME (unaudited - in thousands except share and per share data)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
NET INTEREST INCOME
Interest and fees on loans
Taxable	$ 46,127	$ 38,630	$ 132,360	$ 110,044
Tax exempt	208	205	627	517
Interest and dividends on securities
Taxable	2,275	2,349	7,201	7,033
Tax exempt	1,570	1,309	4,367	3,745
Other interest income	199	96	687	198
Total interest income	50,379	42,589	145,242	121,537

Interest on deposits	11,473	7,037	31,488	18,722
Interest on borrowings
Short-term	555	588	861	1,329
Long-term	426	344	1,212	986
Total interest expense	12,454	7,969	33,561	21,037

NET INTEREST INCOME	37,925	34,620	111,681	100,500

Provision for loan losses	1,100	450	6,100	1,150

NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	36,825	34,170	105,581	99,350

NONINTEREST INCOME
Wealth advisory fees	1,627	1,471	4,676	4,005
Investment brokerage fees	376	330	1,043	950
Service charges on deposit accounts	4,114	3,631	11,542	10,027
Loan and service fees	2,327	2,060	6,925	5,850
Merchant card fee income	643	588	1,834	1,696
Bank owned life insurance income	466	397	1,177	1,270
Other income	561	718	1,816	1,886
Mortgage banking income	319	302	998	811
Net securities gains/(losses)	0	0	(6)	52
Total noninterest income	10,433	9,497	30,005	26,547

NONINTEREST EXPENSE
Salaries and employee benefits	12,755	11,678	36,267	34,062
Net occupancy expense	1,229	1,131	3,892	3,405
Equipment costs	1,316	1,182	3,840	3,413
Data processing fees and supplies	2,489	2,032	7,292	6,022
Corporate and business development	891	1,245	3,070	3,943
FDIC insurance and other regulatory fees	412	443	1,282	1,296
Professional fees	934	962	2,716	2,717
Other expense	1,983	1,596	5,126	4,811
Total noninterest expense	22,009	20,269	63,485	59,669

INCOME BEFORE INCOME TAX EXPENSE	25,249	23,398	72,101	66,228
Income tax expense	4,679	7,573	13,053	20,525
NET INCOME	$ 20,570	$ 15,825	$ 59,048	$ 45,703

BASIC WEIGHTED AVERAGE COMMON SHARES	25,301,033	25,193,894	25,284,085	25,176,593
BASIC EARNINGS PER COMMON SHARE	$ 0.81	$ 0.63	$ 2.33	$ 1.82
DILUTED WEIGHTED AVERAGE COMMON SHARES	25,745,151	25,656,403	25,719,693	25,640,742
DILUTED EARNINGS PER COMMON SHARE	$ 0.80	$ 0.62	$ 2.30	$ 1.78

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL
THIRD QUARTER 2018
(unaudited in thousands)

	September 30,		June 30,		December 31,		September 30,
	2018		2018		2017		2017
Commercial and industrial loans:
Working capital lines of credit loans	$757,004	19.7%	$780,910	20.2%	$743,609	19.4%	$703,953	19.4%
Non-working capital loans	693,402	18.0	691,118	17.9	675,072	17.7	658,167	18.1
Total commercial and industrial loans	1,450,406	37.7	1,472,028	38.1	1,418,681	37.1	1,362,120	37.5

Commercial real estate and multi-family residential loans:
Construction and land development loans	231,795	6.0	200,438	5.2	224,474	5.9	287,778	7.9
Owner occupied loans	571,998	14.9	569,453	14.8	538,603	14.1	499,651	13.7
Nonowner occupied loans	520,414	13.5	518,840	13.4	508,121	13.3	456,930	12.6
Multifamily loans	192,218	5.0	221,579	5.7	173,715	4.5	165,855	4.6
Total commercial real estate and multi-family residential loans	1,516,425	39.4	1,510,310	39.1	1,444,913	37.8	1,410,214	38.8

Agri-business and agricultural loans:
Loans secured by farmland	159,256	4.2	148,396	3.9	186,437	4.9	161,553	4.4
Loans for agricultural production	134,773	3.5	155,826	4.0	196,404	5.1	156,327	4.3
Total agri-business and agricultural loans	294,029	7.7	304,222	7.9	382,841	10.0	317,880	8.7

Other commercial loans	114,350	3.0	120,541	3.1	124,076	3.3	114,858	3.1
Total commercial loans	3,375,210	87.8	3,407,101	88.2	3,370,511	88.2	3,205,072	88.1

Consumer 1-4 family mortgage loans:
Closed end first mortgage loans	185,212	4.8	180,099	4.7	179,302	4.7	171,946	4.7
Open end and junior lien loans	185,869	4.8	179,622	4.7	181,865	4.8	181,338	5.0
Residential construction and land development loans	15,128	0.4	13,226	0.3	13,478	0.3	10,530	0.3
Total consumer 1-4 family mortgage loans	386,209	10.0	372,947	9.7	374,645	9.8	363,814	10.0

Other consumer loans	83,203	2.2	80,097	2.1	74,369	2.0	67,545	1.9
Total consumer loans	469,412	12.2	453,044	11.8	449,014	11.8	431,359	11.9
Subtotal	3,844,622	100.0%	3,860,145	100.0%	3,819,525	100.0%	3,636,431	100.0%
Less: Allowance for loan losses	(48,343)		(47,706)		(47,121)		(45,497)
Net deferred loan fees	(1,497)		(1,432)		(1,066)		(1,179)
Loans, net	$3,794,782		$3,811,007		$3,771,338		$3,589,755

LAKELAND FINANCIAL CORPORATION
DEPOSITS AND BORROWINGS
THIRD QUARTER 2018
(unaudited in thousands)

	September 30,		June 30,		December 31,		September 30,
	2018		2018		2017		2017
Non-interest bearing demand deposits	$880,363		$839,784		$885,622		$821,589
Savings and transaction accounts:
Savings deposits	251,748		255,594		263,570		269,977
Interest bearing demand deposits	1,388,934		1,422,840		1,446,880		1,390,335
Time deposits:
Deposits of $100,000 or more	1,223,457		1,149,197		1,161,365		1,149,152
Other time deposits	271,422		267,538		251,218		242,937
Total deposits	$4,015,924		$3,934,953		$4,008,655		$3,873,990
FHLB advances and other borrowings	208,280		312,167		181,610		94,846
Total funding sources	$4,224,204		$4,247,120		$4,190,265		$3,968,836

LAKELAND FINANCIAL CORPORATION
AVERAGE BALANCE SHEET AND NET INTEREST ANALYSIS
(UNAUDITED)

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Average	Interest	Yield (1)/	Average	Interest	Yield (1)/	Average	Interest	Yield (1)/
(fully tax equivalent basis, dollars in thousands)	Balance	Income	Rate	Balance	Income	Rate	Balance	Income	Rate
Earning Assets
Loans:
Taxable (2)(3)	$3,814,831	$46,127	4.80%	$3,816,879	$44,439	4.67%	$3,595,753	$38,630	4.26%
Tax exempt (1)	22,764	257	4.48	22,562	253	4.50	21,871	312	5.66
Investments: (1)
Available for sale	569,567	4,263	2.97	560,484	4,347	3.11	536,444	4,364	3.23
Short-term investments	3,480	14	1.60	4,079	11	1.08	6,633	8	0.48
Interest bearing deposits	40,807	185	1.80	44,236	185	1.68	35,340	88	0.99
Total earning assets	$4,451,449	$50,846	4.53%	$4,448,240	$49,235	4.44%	$4,196,041	$43,402	4.10%
Less: Allowance for loan losses	(48,137)			(46,494)			(45,018)
Nonearning Assets
Cash and due from banks	144,605			139,677			122,429
Premises and equipment	57,545			56,093			56,716
Other nonearning assets	143,491			141,647			134,400
Total assets	$4,748,953			$4,739,163			$4,464,568

Interest Bearing Liabilities
Savings deposits	$253,244	$79	0.12%	$259,989	$86	0.13%	$274,514	$103	0.15%
Interest bearing checking accounts	1,407,460	4,455	1.26	1,528,733	4,412	1.16	1,365,617	2,636	0.77
Time deposits:
In denominations under $100,000	270,480	1,055	1.55	264,294	946	1.44	240,444	746	1.23
In denominations over $100,000	1,235,951	5,884	1.89	1,213,792	5,204	1.72	1,042,543	3,552	1.35
Miscellaneous short-term borrowings	165,520	555	1.33	111,402	195	0.70	235,212	588	0.99
Long-term borrowings and
subordinated debentures	30,928	426	5.46	30,928	419	5.43	30,958	344	4.41
Total interest bearing liabilities	$3,363,583	$12,454	1.47%	$3,409,138	$11,262	1.33%	$3,189,288	$7,969	0.99%
Noninterest Bearing Liabilities
Demand deposits	858,263			825,337			793,185
Other liabilities	33,962			25,397			24,021
Stockholders' Equity	493,145			479,291			458,074
Total liabilities and stockholders' equity	$4,748,953			$4,739,163			$4,464,568

Interest Margin Recap
Interest income/average earning assets		50,846	4.53		49,235	4.44		43,402	4.10
Interest expense/average earning assets		12,454	1.11		11,262	1.02		7,969	0.75
Net interest income and margin		$38,392	3.42%		$37,973	3.42%		$35,433	3.35%

(1)
Tax exempt income was converted to a fully taxable equivalent basis at a 21 percent tax rate for 2018 and a 35 percent tax rate for 2017. The tax equivalent rate for tax exempt loans and tax exempt securities acquired after January 1, 1983 included the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA") adjustment applicable to nondeductible interest expenses.  Taxable equivalent basis adjustments were $467,000, $440,000 and $813,000 in the three-month periods ended September 30, 2018, June 30, 2018 and September 30, 2017, respectively.

(2)	Loan fees, which are immaterial in relation to total taxable loan interest income for 2018 and 2017, are included as taxable loan interest income.
(3)	Nonaccrual loans are included in the average balance of taxable loans.

(1) Reconciliation of Non-GAAP Financial Measures

Tangible common equity, tangible assets, tangible book value per share and the tangible common equity to tangible assets ratio are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders' equity, net of deferred tax. Tangible assets are calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets, net of deferred tax. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.  Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. However, management considers these measures of the company's value including only earning assets as meaningful to an understanding of the company's financial information.

A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

	Three Months Ended			Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2018	2018	2017	2018	2017
Total Equity	$ 498,541	$ 486,484	$ 462,516	$ 498,541	$ 462,516
Less: Goodwill	(4,970)	(4,970)	(4,970)	(4,970)	(4,970)
Plus: Deferred tax assets related to goodwill	1,180	1,177	1,860	1,180	1,860
Tangible Common Equity	494,751	482,691	459,406	494,751	459,406

Assets	$ 4,757,619	$ 4,760,869	$ 4,454,236	$ 4,757,619	$ 4,454,236
Less: Goodwill	(4,970)	(4,970)	(4,970)	(4,970)	(4,970)
Plus: Deferred tax assets related to goodwill	1,180	1,177	1,860	1,180	1,860
Tangible Assets	4,753,829	4,757,076	4,451,126	4,753,829	4,451,126

Ending common shares issued	25,301,732	25,294,582	25,194,903	25,301,732	25,194,903

Tangible Book Value Per Common Share	$ 19.55	$ 19.08	$ 18.23	$ 19.55	$ 18.23

Tangible Common Equity/Tangible Assets	10.41%	10.15%	10.32%	10.41%	10.32%

###